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                                                                      EXHIBIT 16

                      LETTERHEAD OF PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      Suite 1600
                                                      Ten Almaden Blvd.
                                                      San Jose CA 95113
                                                      Telephone (408) 817 3700
                                                      Facsimile (408) 817 5050
                                                      Direct phone 408 817 8104
                                                      Direct fax 408 817 5707


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



March 8, 2002

Commissioners:

We have read the statements made by iAsiaWorks, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 8, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP